Omada Health Reports Preliminary, Unaudited Revenue for the Fourth Quarter and Fiscal Year 2025

SAN FRANCISCO – January 12, 2026 – Omada Health (Nasdaq: OMDA), the virtual between-visit healthcare provider, today announced preliminary, unaudited revenue for the fourth quarter and fiscal year ended December 31, 2025, ahead of its presentation at the 44th Annual J.P. Morgan Healthcare Conference on January 14, 2026.

Preliminary, unaudited revenue for the fourth quarter of 2025 is expected to be between $72 million and $74 million, representing an increase of 50% to 54% over the fourth quarter of 2024. For the full year 2025, preliminary revenue is expected to be between $256 million and $258 million, representing growth of 51% to 52% compared to 2024.

Omada also announced that total members reached approximately 886,000 as of December 31, 2025, an increase of 55% year-over-year.

The unaudited results in this press release are preliminary and subject to the completion of Omada’s final closing procedures and annual independent audit and are subject to adjustment.

“Our preliminary 2025 results underscore the growing relevance of our between-visit care model as both buyers and members seek new solutions,” said Sean Duffy, Omada’s Co-founder and CEO. “During the year, we enhanced our GLP-1 care offerings and advanced the use of AI across our platform with an aim to drive sustainable member outcomes and support customers navigating evolving cost and care dynamics.”

Omada expects to report its audited fourth quarter and fiscal year 2025 results on March 5, 2026, after the close of market. Details for the conference call and webcast will be announced at a later date.

About Omada Health

Omada Health (Nasdaq: OMDA) is on a mission to fix what’s broken in chronic care. Today's healthcare system poorly serves chronic conditions that require ongoing support between doctor visits, like obesity, diabetes, hypertension, and musculoskeletal disorders. Omada’s virtual-first model combines human-led care teams, connected devices, and AI-enabled technology to deliver personalized care at scale, including support for GLP-1 therapy. Omada has served more than one million members since launch across 2,000+ employers, health plans, and health systems. Learn more at omadahealth.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-
looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements contained in this press release include, but are not limited to, statements we make regarding future financial and operating results, and our financial outlook.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic and industry conditions and other factors. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, the following: our limited operating history and ability to manage our growth effectively; our history of net losses and ability to achieve or maintain profitability; the ability of our programs to achieve and maintain market acceptance; changes in the healthcare industry and competition; the growth and success of our customers and channel partners; the number of individuals covered by our programs and the number of our programs covered by our customers; the level of member engagement in our programs; our ability to maintain and grow customer and channel partner relationships; concentration of a substantial portion of our sales among a limited number of customers and channel partners; our ability to attract new customers and channel partners and increase member enrollment from existing and new customers and channel partners; our ability to increase the size of our organization; our dependence on a limited number of third-party suppliers; the impact of seasonality on our financial results; our ability to achieve widespread brand awareness and the impact of any negative media coverage; our ability to develop and release new programs and services; cybersecurity threats; our dependence on the interoperability of our programs and connected devices with third-party devices, operating systems and applications; changes in laws or regulations or the implementation of existing laws and regulations; compliance with privacy and security laws and regulations; our and our affiliated professional entities’ compliance with healthcare regulatory laws; any modification in U.S. Food and Drug Administration enforcement policies; our dependence on our relationships with affiliated professional entities; and other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

All forward-looking statements in this press release are based only on information currently available to us and speak only as of the date on which they are made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required under applicable law.

Investor Relations Contact:
Allan Kells
ir@omadahealth.com

Media Contact:
Rose Ramseth
press@omadahealth.com